ML California Municipal Series Trust
Series Number: 1
File Number: 811-4264
CIK Number: 765199
Merrill Lynch California Insured Municipal Bond Fund
For the Period Ending: 08/31/2005

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended August 31, 2005.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

11/15/2004	$5,000	CALIF HOUSING FIN AGY	1.49%	02/01/2032
11/16/2004	3,400	CALIF HOUSING FIN AGY	1.49	02/01/2031